Exhibit 10.1

AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT dated as of March 13, 2015 (this “Amendment”), is among:

(a) Convergys Funding Inc., a Kentucky corporation (“Seller”),

(b) Convergys Corporation, an Ohio corporation (“Convergys”), as initial Servicer and Performance Guarantor,

(c) Liberty Street Funding LLC, a Delaware limited liability company (“Liberty Street” or the “Conduit”),

(d) The Bank of Nova Scotia (“Scotiabank”), and its assigns hereunder (collectively, the “Scotiabank Committed Purchasers” and, together with Liberty Street, the “Scotiabank Group”),

(e) Wells Fargo Bank, N.A. (“Wells Fargo” and together with the Conduit and Scotiabank, the “Purchasers”), successor by merger to Wachovia Bank, National Association,

(f) The Bank of Nova Scotia in its capacity as agent for the Scotiabank Group (the “Scotiabank Group Agent”), and

(g) Wells Fargo Bank, N.A. in its capacity as administrative agent for the Purchasers and the Scotiabank Group Agent (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with the Scotiabank Group Agent, the “Agents”).

PRELIMINARY STATEMENT\

Seller, Servicer, the Purchasers and the Agents are parties to that certain Receivables Purchase Agreement dated as of June 30, 2009, as amended (the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement. The parties wish to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree that the Agreement is hereby amended as follows:

1.1. The text of clause (ii) of Section 1.1(b) of the Agreement is hereby amended and restated in its entirety to read “[intentionally deleted].

1.2. Clause sixth of Section 2.4 of the Agreement is hereby amended to delete “Non-Delayed Funding Purchaser” where it appears and to substitute in lieu thereof “Purchaser”.

1.3. Section 2.8 of the Agreement is hereby deleted in its entirety.

1.4. Sections 9.1(q) and (r) of the Agreement are hereby amended and restated in their entirety to read as follows:

(q) At any time from and after February 28, 2014, Convergys shall permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 of the Convergys Credit Agreement, to be less than 4.0 to 1.0.

(r) At any time from and after February 28, 2014, Convergys shall permit the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA, in each case for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01 of the Convergys Credit Agreement, to be greater than 3.00 to 1.00.

1.5. Exhibit I to the Agreement is hereby amended to (a) put all terms in their appropriate alphabetical order, and (b) delete the definitions of the following terms in their entirety:

“Delayed Funding Imbalance Period”

“Delayed Funding Percentage”

“Delayed Funding Purchaser”

“Delayed Purchase Amount”

“Delayed Purchase Date”

“Delayed Purchase Notice”

“Guaranteed”

“Non-Delayed Funding Purchaser”

1.6. The following defined terms appearing in Exhibit I to the Agreement are hereby amended and restated in their entireties to read as follows, and:

“Consolidated EBITDA” means, for any fiscal period, with respect to Convergys and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense (including the aggregate yield (expressed in US Dollars) obtained by the purchasers or investors under any Securitization Transactions on their investments in accounts receivable of Convergys and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions), (c) depreciation and amortization expense, (d) any non-cash extraordinary or non-cash non-recurring losses, (e) non-cash pension settlement charges in respect of items that will not require cash payments to be made in future periods, (f) other non-cash items (other than accruals)

reducing Consolidated Net Income and (g) extraordinary or non-recurring restructuring charges (including severance costs) not to exceed (1) $30,000,000 for any period of four fiscal quarters or (2) $90,000,000 during the term of the Convergys Credit Agreement (it being agreed, however, that the limits reflected in clauses (1) and (2) above shall not be applicable to fiscal quarters ended on or prior to February 28, 2014), minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other non-cash items increasing Consolidated Net Income, and minus any cash payments made in respect of items reflected or to be reflected as non-cash charges reducing Consolidated Net Income during past or future periods, all as determined on a consolidated basis in accordance with GAAP. In the event that there shall have occurred any acquisition or disposition by Convergys or a Subsidiary of a business or business unit (including the Acquisition(as defined in the Convergys Credit Agreement)) during any period for which Consolidated EBITDA is to be determined, such determination shall be made on a pro forma basis ((x) except as provided in clause (y) below, in accordance with Regulation S-X under the Securities Act of 1933 and (y) in the case of any net cost savings, operating expense reductions or acquisition synergies, in accordance with the definition of Cost Synergies in the Convergys Credit Agreement) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period.

“Consolidated Interest Expense” means, for any fiscal period, the aggregate of all interest expense (excluding interest expense in respect of undrawn letters of credit) of Convergys and the Consolidated Subsidiaries for such period that, in accordance with GAAP, is or should be included in “interest expense” reflected in the income statement for Convergys and the Consolidated Subsidiaries (but excluding any amortization of original issue discount in respect of Convergys’ 5.75% Junior Subordinated Convertible Debentures due September 2029), all as determined on a consolidated basis in accordance with GAAP, plus, for any fiscal period, the aggregate yield (expressed in US Dollars) obtained by the purchasers under any Securitization Transactions on their investments in accounts receivable of Convergys and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions. In the event that there shall have occurred any acquisition or disposition by Convergys or a Subsidiary of a business or business unit during any period for which Consolidated Interest Expense is to be determined, such determination shall be made on a pro forma basis (in accordance with Regulation S-X under the Securities Act of 1933) as if such acquisition or disposition and any related incurrence or repayment of Indebtedness had occurred on the first day of such period.

“Consolidated Net Income” means, for any fiscal period, the net income or loss of Convergys and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) without limiting any permitted pro forma determinations provided for elsewhere herein, the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Convergys or any Subsidiary or the date that such Person’s assets are acquired by Convergys or any Subsidiary, (c) the income of any Person in which any other Person (other than Convergys or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to Convergys or a wholly owned Subsidiary by such Person during such period, and (d) any gains attributable to sales of assets out of the ordinary course of business.

“Consolidated Total Debt” means, at any time, all Indebtedness of Convergys and the Consolidated Subsidiaries at such time (but excluding any Indebtedness in respect of undrawn letters of credit, any Indebtedness constituting bank guarantees with respect to which no Person has made any demand for payment or performance thereunder and, for the avoidance of doubt, any performance bonds that are accounted for as contingent liabilities in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, plus, without duplication, the aggregate outstanding principal amount of all Securitization Transactions, less the domestic unrestricted cash and Cash Equivalents (as defined in the Convergys Credit Agreement) of Convergys and its Subsidiaries (other than Foreign Subsidiaries (as defined in the Convergys Credit Agreement)), and less the unrestricted cash and Cash Equivalents of Convergys’s Foreign Subsidiaries to the extent such cash and Cash Equivalents are permitted to be repatriated to a domestic Loan Party (as defined in the Convergys Credit Agreement) without adverse tax or other consequence.

“Convergys Credit Agreement” means that certain $650,000,000 Credit Agreement, dated as of February 28, 2014, by and among Convergys, the Lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Securities, LLC, as Senior Managing Agents, and BNP Paribas, PNC Bank, National Association, The Bank of Nova Scotia, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, Citigroup Global Markets Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, as amended, restated or replaced from time to time.

“Credit Agreement Change of Control” means a “Change in Control” as defined in the Convergys Credit Agreement.

“Current Maturity of the Convergys Credit Agreement” means March 3, 2019.

“Facility Termination Date” means the earliest of: (a) January 6, 2017, (b) the Amortization Date, and (c) three months prior to the Current Maturity Date of the Convergys Credit Agreement.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Liquidity Termination Date” means January 6, 2017, as such date may be extended from time to time by agreement of each of the Scotiabank Committed Purchaser(s) in its sole discretion.

“Percentage” means (a) 42% as to the Scotiabank Group, and (b) 58% as to Wells.

1.7. Exhibit I to the Agreement is hereby amended to add the following new defined term in its appropriate alphabetical order:

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of)

any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

2. Representations and Warranties; Reaffirmation of Performance Undertaking.

2.1. Representations and Warranties of Seller Parties. In order to induce the Agents, the Purchasers and the Servicer to enter into this Amendment, (i) each of the Seller Parties hereby represents and warrants to the Agents and the Purchasers, as to itself or on its own behalf, as applicable, as of the date hereof: (a) The execution and delivery by such Seller Party of this Amendment and the performance of its obligations hereunder and under the Agreement as amended hereby are within its corporate powers and authority and have been duly authorized by all necessary corporate or limited liability company action on its part; (b) this Amendment has been duly executed and delivered by such Seller Party; (c) this Amendment and the Agreement as amended hereby constitute the legally valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (d) as of the date hereof, the representations and warranties set forth in Section 5.1 of the Agreement are true and correct as though made on and as of the date hereof; and (e) as of the date hereof, and after giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, that will constitute an Amortization Event or a Potential Amortization Event.

2.2. Reaffirmation of Performance Undertaking. By its signature below, the Performance Guarantor hereby acknowledges receipt of a copy of this Amendment and hereby confirms that after giving effect hereto, the Performance Undertaking remains in full force and effect.

3. Effectiveness. This Amendment shall become effective as of the date first above written upon (i) receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto and acknowledged by the Performance Guarantor, and (ii) payment in full of Administrative Agent’s outstanding legal fees in connection with the Agreement. Except as expressly amended hereby, the Agreement shall remain unaltered and in full force and effect.

4. Miscellaneous.

4.1. Bankruptcy Petition. Each of Seller, the Servicer, the Agents and the Purchasers hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of the Conduit, it will not institute against, or join any other Person in instituting against, the Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

4.2. CHOICE OF LAW. THIS AMENDMENT (AND THE AGREEMENT AS AMENDED HEREBY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE ADMINISTRATIVE AGENT’S OR PURCHASERS’ OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES AND RELATED SECURITY OR REMEDIES IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

4.3. CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY), AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR ANY PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY) SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

4.4. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AMENDMENT (OR THE AGREEMENT AS AMENDED HEREBY) OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

4.5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

4.6. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail attaching an image or .pdf of an executed counterpart shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

CONVERGYS FUNDING INC., AS SELLER

By:	/s/ David R Wiedwald
Name: David R Wiedwald
Title: Treasurer

CONVERGYS CORPORATION, AS SERVICER AND PERFORMANCE GUARANTOR

By:	/s/ David R Wiedwald
Name: David R Wiedwald
Title: Treasurer

LIBERTY STREET FUNDING LLC

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

THE BANK OF NOVA SCOTIA, AS A COMMITTED PURCHASER AND AS SCOTIABANK GROUP AGENT

By:	/s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

WELLS FARGO BANK, N.A., INDIVIDUALLY AS A PURCHASER AND AS ADMINISTRATIVE AGENT

By:	/s/ Michael J. Landry
Name: Michael J. Landry
Title: Vice President

Address:

Wells Fargo Bank, N.A.

1100 Abernathy Rd NE

15th Floor, Suite 1500

Atlanta, GA 30328-5657

Attention: Michael Landry

Phone: (770) 508-2179

Fax: (855) 818-1933

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